EXHIBIT 99.1

Catheter Precision, Inc. (NYSE American: VTAK) Releases Operational Performance Report, Q4 and Annual 2023 Financials for Year Ending December 31, 2023

Fort Mill, SC, April 1, 2024 – Catheter Precision, Inc. (NYSE-American: VTAK), a MedTech company pioneering products in the growing field of cardiac electrophysiology, including its VIVO™ and LockeT product(s), releases Q4 and Annual Financials, Operational Report for year ending 2023, showcasing substantial revenue growth rate year over year. Additionally, the company makes strides, achieves milestones, etc., in clinical data and intellectual property advancements in cardiac electrophysiology sector.

2023 Fourth Quarter and Annual Financial Results are as follows:

•	Total assets as of December 31, 2023 were $30.7 million.
•	Total cash on hand as of December 31, 2023 was $3.6 million.
•	Total revenues for the year ended December 31, 2023 were $442 thousand.
•	Shareholders equity as of December 31, 2023 was $21.2 million.
•	Net loss for the year ended December 31, 2023 was ($70.6) million. A one-time $60.9 million write off for impairment of goodwill is reflected in the net loss for the year ended December 31, 2023.

Revenue for the fourth quarter of 2023 totaled $128.8 thousand, compared to zero in the prior year fourth quarter. Revenue for the full year 2023 totaled $442 thousand, compared to $14 thousand in 2022.

Gross margin for the fourth quarter and full year 2023 were approximately 94% and 93% of revenue, respectively. Operating expenses in the fourth quarter were $2.7 million. Operating expenses for the full year 2023 were $78.5 million, which includes the one-time write off for impairment of goodwill of $60.9 million, compared to $26.8 million in the prior year.

Net loss for the fourth quarter of 2023 was ($0.7) million, compared to ($8.2) million in the previous year. For the full year 2023, net loss was ($70.6) million, which includes the one-time write off for impairment of goodwill of $60.9million, compared to a net loss of ($26.9) million, which includes the one-time write off for restructuring costs of $4.1 million, in the prior year. Decrease in cash and cash equivalents for the full year 2023 was ($12.3) million compared to an increase for the full year 2022 of $0.8 million.

“We made significant progress in 2023”, said David Jenkins, CEO of Catheter Precision. “First, we acquired a private electrophysiology company and realigned our products and operations moving forward to focus on Catheter Precision’s historical cardiac electrophysiology business. Secondly, we brought in additional third-party financing to allow us to bring our products out to the market in a limited release. 2023 was a transitional year for us and going into 2024 we believe we are well positioned to fortify our sales efforts. We are now engaging a number of key institutional hospitals as we demonstrate the utility of our products, including their cost effectiveness. We remain quite excited about the growth and opportunities within our field of cardiac electrophysiology.

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Clinical Progress

During the year Catheter Precision concluded enrollment of 125 patients in its VIVO European Registry enrollment. The data are positive for demonstration of effectiveness of VIVO, and details of the registry are in the process of being finalized for publication. VIVO is our product for non-invasive localization of ventricular arrhythmias, used to guide ablation procedures in a more effective and timely manner. Likewise, our initial clinical trial for LockeT, our closure device, with over 100 patients, has been concluded, also with positive and competitive data. Details are in a manuscript form and have been submitted for publication. We are well into our second clinical trial for LockeT which we expect to be concluded in mid-year of this year.

Intellectual Property

Over the course of the year, Catheter Precision, Inc. has filed 8 patent applications and received 6 patent issuances. “We continue to be aware of an evolving landscape in MedTech designs and applications, and, as such, will continue to file and prosecute patents throughout the global marketplace”, continued David Jenkins.

About VIVO

Catheter Precision’s VIVO™ (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE Mark.

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in hemostasis after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products. Reincorporated as Ra Medical Systems, Inc. in Delaware in 2018, the Company changed its name to Catheter Precision, Inc. on August 17, 2023.

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Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, the following: our belief that we are well positioned to fortify our sales efforts, our expectation that we can demonstrate the utility and cost effectiveness of our products, our belief regarding the growth and opportunities within our field of cardiac electrophysiology, statements regarding our interpretation of our initial clinical trial data for LockeT and regarding the timing of the completion of our second clinical trial for LockeT, and statements regarding our plans to file and prosecute patents throughout the global marketplace. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors” in the Company’s Form 10-K filed with the SEC and available at www.sec.gov. These risks and uncertainties include, but aren’t limited to, that we do not have sufficient liquidity to fund our operations through May 2024 unless we are able to obtain additional financing or enter into a strategic transaction that would provide additional liquidity, we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, we have determined that our internal controls and disclosure controls were not effective as of December 31, 2023, and as a result, without effective remediation of the material weaknesses that we have identified, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results. The risks and uncertainties described above may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, or other pandemics, supply chain disruptions from the Ukraine war or Israeli-Hamas conflict and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

IR@catheterprecision.com

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